                                                                   EXHIBIT 10.13

                           LOAN AND SECURITY AGREEMENT

                                       by

                                       and

                                      among

                           LOWRANCE ELECTRONICS, INC.,
                                LEI EXTRAS, INC.,
                       LOWRANCE AUSTRALIA PTY LIMITED, AND
                            LOWRANCE CONTRACTS, INC.
                            collectively, as Borrower

                                       and

                         BARCLAYS BUSINESS CREDIT, INC.
                                    as Lender

                             Date: December 15, 1993

                                TABLE OF CONTENTS

SECTION 1.  GENERAL DEFINITIONS............................................................................     1
   1.1      Defined Terms..................................................................................     1
   1.2      Accounting Terms...............................................................................    15
   1.3      Other Terms....................................................................................    15
   1.4      Certain Matters of Construction................................................................    16
   1.5      Borrower.......................................................................................    16

SECTION 2.  CREDIT FACILITY................................................................................    16
   2.1      Revolving Credit Loans.........................................................................    16
   2.2      Term Loan......................................................................................    17
   2.3      Manner of Borrowing Revolving Credit Loans.....................................................    18
   2.4      Letters of Credit..............................................................................    18
   2.5      Foreign Currency Purchase Contracts............................................................    18
   2.6      All Loans to Constitute One Obligation.........................................................    19
   2.7      Loan Account...................................................................................    19
   2.8      Joint and Several Liability; Rights of Contribution............................................    19

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT.............................................................    20
   3.1      Interest, Fees and Charges.....................................................................    20
   3.2      Term of Agreement..............................................................................    24
   3.3      Early Termination by Borrower..................................................................    24
   3.4      Effect of Termination..........................................................................    24
   3.5      Payments.......................................................................................    24
   3.6      Application of Payments and Collections........................................................    25
   3.7      Statements of Account..........................................................................    25

SECTION 4.  COLLATERAL: GENERAL TERMS......................................................................    26
   4.1      Security Interest in Collateral................................................................    26
   4.2      Lien on Realty.................................................................................    26
   4.3      Representations, Warranties and Covenants -- Collateral........................................    27
   4.4      Lien Perfection................................................................................    27
   4.5      Real Property Lien Documentation...............................................................    27
   4.6      Location of Collateral.........................................................................    28
   4.7      Insurance of Collateral........................................................................    28
   4.8      Protection of Collateral.......................................................................    29

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS................................................................    29
   5.1      Representations, Warranties and Covenants......................................................    29
   5.2      Assignments, Records and Schedules of Accounts.................................................    30
   5.3      Administration of Accounts.....................................................................    31
   5.4      Collection of Accounts.........................................................................    31
   5.5      Notice Regarding Disputed Accounts.............................................................    32

SECTION 6.  PROVISIONS RELATING TO INVENTORY...............................................................    32
   6.1      Representations, Warranties and Covenants......................................................    32
   6.2      Inventory Reports..............................................................................    33
   6.3      Returns of Inventory...........................................................................    33

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT...............................................................    33
   7.1      Representations, Warranties and Covenants......................................................    33
   7.2      Evidence of Ownership of Equipment.............................................................    33
   7.3      Records and Schedules of Equipment.............................................................    34
   7.4      Dispositions of Equipment......................................................................    34

SECTION 8.  REPRESENTATIONS AND WARRANTIES.................................................................    34
   8.1      General Representations and Warranties.........................................................    34
   8.2      Reaffirmation..................................................................................    40
   8.3      Survival of Representations and Warranties.....................................................    40

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS............................................................    40
   9.1      Affirmative Covenants..........................................................................    40
   9.2      Negative Covenants.............................................................................    47
   9.3      Specific Financial Covenants...................................................................    52

SECTION 10. CONDITIONS PRECEDENT...........................................................................    52
   10.1     Documentation..................................................................................    52
   10.2     Other Conditions...............................................................................    54

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT..............................................    55
   11.1     Events of Default..............................................................................    55
   11.2     Acceleration of the Obligations................................................................    58
   11.3     Remedies.......................................................................................    58
   11.4     Remedies Cumulative; No Waiver.................................................................    59

SECTION 12. MISCELLANEOUS..................................................................................    60
   12.1     Power of Attorney..............................................................................    60
   12.2     Indemnity......................................................................................    61
   12.3     Modification of Agreement......................................................................    61
   12.4     Reimbursement of Expenses......................................................................    61
   12.5     Indulgences Not Waivers........................................................................    62
   12.6     Severability...................................................................................    62
   12.7     Successors and Assigns.........................................................................    63
   12.8     Cumulative Effect; Conflict of Terms...........................................................    63
   12.9     Execution in Counterparts......................................................................    63
   12.10    Notice.........................................................................................    63
   12.11    Lender's Consent...............................................................................    64
   12.12    Demand Obligations.............................................................................    64
   12.13    Time of Essence................................................................................    64
   12.14    Entire Agreement...............................................................................    64
   12.15    Interpretation.................................................................................    64

   12.16    No Fiduciary Relationship or Joint Venture.....................................................    64
   12.17    Publicity......................................................................................    64
   12.18    Destruction of Borrower's Documents............................................................    65
   12.19    Nonapplicability of Article 5069-15.01 et seq..................................................    65
   12.20    No Preservation or Marshaling..................................................................    65
   12.21    Security Interest in Australian Property.......................................................    65
   12.22    Obligations Under Deed of Covenant to Pay......................................................    65
   12.23    GOVERNING LAW; CONSENT TO FORUM................................................................    65
   12.24    WAIVERS BY BORROWER............................................................................    66
   12.25    DTPA WAIVER....................................................................................    67
   12.26    ORAL AGREEMENTS INEFFECTIVE....................................................................    67

SIGNATURES.................................................................................................    82

EXHIBITS:

EXHIBIT A-1      Form of Secured Promissory Note

EXHIBIT A-2      Form of Revolving Credit Note

EXHIBIT B        Borrower's Business Locations

EXHIBIT C        Permitted Costs and Expenses

EXHIBIT D        Jurisdiction of Organization and qualification

EXHIBIT E        Corporate Names

EXHIBIT F        Patents, Trademarks, Copyrights and Licenses

EXHIBIT G        Capital Structure

EXHIBIT H        Contracts Restricting Borrower's Right to Incur Debt

EXHIBIT I        Litigation

EXHIBIT J        Property Owned or Leased by Borrower

EXHIBIT K        Pension Plans

EXHIBIT L        Taxing Authorities

EXHIBIT M        Labor Contracts

EXHIBIT N        Trade Relations

EXHIBIT O        Capitalized Leases

EXHIBIT P        Operating Leases

EXHIBIT Q        Form of Compliance Certificate

EXHIBIT R        Form of Tax Certificate

EXHIBIT S        Permitted Liens

EXHIBIT T        Bill and Hold Sales, Etc.

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made this 15th day of December, 1993, by and among BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation ("Lender"), LOWRANCE ELECTRONICS, INC., a Delaware corporation ("Lowrance"), LEI EXTRAS, INC., a Delaware corporation ("LEI"), LOWRANCE AUSTRALIA PTY LIMITED, a New South Wales, Australia corporation ("Lowrance Australia") (ACN 050 050 612), and LOWRANCE CONTRACTS, INC., a Delaware corporation ("Lowrance Contracts") (Lowrance, LEI, Lowrance Australia and Lowrance Contracts are herein individually and collectively called "Borrower").

SECTION 1. GENERAL DEFINITIONS

         1.1 Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Account Debtor - any Person who is or may become obligated under or on account of an Account.

         Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

         Affiliate - a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of Borrower; (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower; (d) 5% or more of whose Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is beneficially owned or held by a Person referred to in (a), (b) or (c) above; or
(e) in the case of a natural Person, is a director or officer of any of the foregoing. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         Agreement - this Loan and Security Agreement.

         Applicable Annual Rate - as defined in Section 3.1(A) of this
Agreement.

         Authority - as defined in Section 9.1(R) of this Agreement.

         Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

         Bank - Barclays Bank PLC.

         Base Rate - the rate of interest announced or quoted by Bank at its New York office from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if the base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate. The Base Rate as of the Closing Date is 6.0%.

         Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                  (A)      the Revolving Credit Commitment; or

                  (B)      an amount equal to:

                           (i) 85% of the net amount of Eligible Accounts other than Eligible Wal-Mart Accounts or Eligible Kmart Accounts outstanding at such date;

                                      PLUS

                           (ii) 80% of the net amount of Eligible Wal-Mart Accounts and Eligible Kmart Accounts outstanding at such date;

                                      PLUS

                           (iii) the lesser of (A) the Inventory Commitment Amount or (B) the sum of (x) 30% of the value of Raw Materials Eligible Inventory at such date, and (y) 60% of the value of Finished Goods Eligible Inventory at such date, all of the above as calculated on the basis of the lower of cost or market with cost calculated on a first-in, first-out basis;

                           MINUS (subtract from the sum of clauses (i), (ii) and (iii) above)

                           (iv) an amount equal to the sum of (A) the face amount of all Letters of Credit outstanding at such date, (B) the amount of all reserves established by Lender on a monthly basis (and promptly notified to Borrower) to reflect the liability of Lender and/or Bank under or in connection with guaranties by Lender and/or Bank of all foreign exchange contracts pursuant to Section 2.5 hereof, (C) the amount of any mandatory prepayment paid pursuant to Section 2.2(B) and applied by Lender to the Revolving Credit Loans outstanding,
                  (D) any amounts received by Lender from the Insurance Assignment and applied to the Obligations, and (E) any amounts which Lender may pay (but which have not been paid and applied to the Revolving Credit Loans outstanding) pursuant to any of the Loan Documents for the account of Borrower other than Letters of Credit.

         For purposes hereof, the net amount of Eligible Accounts, Eligible Wal-Mart Accounts or Eligible Kmart Accounts, as the case may be, at any time shall be the face amount of such Eligible Accounts, Eligible Wal-Mart Accounts or Eligible Kmart Accounts, less any and all credit memoranda or credit adjustments issued for discounts (which may, at Lender's option, be calculated on the shortest terms), credits and rebills, returns, allowances, pricing errors or other similar items at any time outstanding or payable in connection with such Accounts at such time.

         Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Texas or Illinois or is a day on which banking institutions located in such state are closed.

         Capital Expenditures - expenditures made and liabilities incurred (other than expenditures or liabilities incurred with respect to operating leases) for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

         Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease (other than obligations under motor vehicle leases) that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         Closing Date - the date on which all of the conditions precedent in
Section 10 are satisfied and the initial Loan is made hereunder.

         Code - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

         Collateral - all of the Property and interests in Property described in
Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         Credit Enhancements - Letters of Credit an guaranties of foreign currency purchase contracts issued by Bank or Lender from time to time for Borrower's account in accordance with Section 2.4 and Section 2.5 of this Agreement.

         Dated Assets - as defined in Section 2.8(C) of this Agreement.

         Dated Liabilities - as defined in Section 2.8(C) of this Agreement.

         Deed of Covenant to Pay - the Deed of Covenant to Pay to be executed by the Domestic Borrowers and Lender on or about the Closing Date.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - as defined in Section 3.1(B) of this Agreement.

         Distribution - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of its Securities unless made contemporaneously from the net proceeds of the sale of Securities.

         Domestic Borrowers - collectively, Lowrance, LEI and Lowrance
Contracts.

         Dollars - dollars in lawful currency of the United States of America.

         Dominion Account - one or more special accounts of Lender established by Borrower pursuant to this Agreement at one or more banks selected by Borrower, but acceptable to Lender, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

         Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services is an Eligible Account. Notwithstanding the generality of the foregoing, no Account shall be an Eligible Account if:

                  (a) it arises out of a sale made by Borrower to (i) a Subsidiary of Borrower, (ii) an Affiliate of Borrower, (iii) a Person controlled by an Affiliate of Borrower, or (iv) an officer, director, employee or agent of Borrower, a Subsidiary of Borrower or an Affiliate of Borrower; or

                  (b) with respect to Accounts owing by Account Debtors other than Wal-Mart and Kmart, for which Borrower in the ordinary course of business allows payment terms in excess of 60 days after the original invoice date, such Accounts are unpaid for more than 60 days after the original due date shown on the invoice; provided, however, that no Account shall be deemed an Eligible Account if it is unpaid more than 210 days from the original invoice date; or

                  (c) with respect to Accounts for which Borrower in the ordinary course of business allows payment terms of 60 days or less after the original invoice date, such Accounts are unpaid more than 90 days after the original invoice date; provided, however, that during the period commencing on the Closing Date and ending on December 31, 1993, all such Accounts owing by Wal-mart or Kmart which are unpaid for more than 60 days after the original due date shown on the invoice shall be deemed Eligible Accounts but only with respect to the portion of such Accounts that (i) do not exceed $750,000, and (ii) otherwise qualify as Eligible Accounts hereunder; or

                  (d) 20% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder, to the extent of all Accounts owing by such Account Debtor; or

                  (e) the total unpaid Accounts of the Account Debtor (other than Wal-Mart or Kmart) exceed 10% of the net amount of all Accounts, to the extent of such excess, if Lender in the exercise of its good faith credit judgment determines that the collection of the Account from the Account Debtor is insecure or that payment thereof is doubtful; or

                  (f) any material covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or

                  (g) the Account Debtor is also Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor (including any right of setoff arising from cooperative advertising arrangements, rebate allowances, and other advertising credits between Borrower and the Account Debtor), in an amount equal to the extent of any offset, dispute or claim; or

                  (h) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (i) it arises from a sale to an Account Debtor outside the United States (other than Canada), unless the sale is on letter of credit, guaranty, or acceptance terms, in each case acceptable to Lender or such Account is covered by FCIA insurance; or

                  (j) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis and has not been disclosed to Lender on Exhibit T attached hereto; or

                  (k) Lender in the exercise of its good faith credit judgment believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or

                  (l) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or

                  (m) the Account Debtor is located in the States of New Jersey, Minnesota or Indiana, unless Borrower has filed a Notice of Business Activities Report with the appropriate officials in each applicable state for the then current year; or

                  (n) the Account is subject to a Lien other than a Permitted Lien; or

                  (o) the goods giving rise to such Account have not been delivered to a common carrier or the services giving rise to such Account have not been performed by

         Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (p) the Account arises from a progress billing or an invoice for deposit; or

                  (q) the Account arises from a sale which is an installment sale or lease or is otherwise a sale on an extended payment basis, except to the extent permitted pursuant to clauses (b) and (c) above; or

                  (r) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (s) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for (i) discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account, and (ii) other discounts and allowances of the type granted by Borrower to Account Debtors in the ordinary course of business on the Closing Date; or

                  (t) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof, except to the extent permitted pursuant to clauses (b) and (c) above; or

                  (u) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or

                  (v) the Account includes any sales, excise or other taxes of any nature at any time outstanding or payable in connection with such Account, to the extent of the amount of such taxes included in such Account; or

                  (w) the Account includes any interest, late fees, and service charges that may have accrued on such Account by reason of the Account Debtor not having paid the Account as it became due, to the extent of the amount of such interest, late fees, and service charges included in such Account.

         Eligible Inventory - Inventory of Borrower consisting of raw materials or finished goods (after deducting therefrom, (A) Inventory consisting of packaging materials and supplies, promotional materials, samples and display materials, and Inventory neither offered for sale nor used as a component in the production or repair of Borrower's finished goods, (B) all reserves established for excess, slow moving, obsolete or unmerchantable Inventory, which reserves shall be calculated and adjusted from time to time using the Borrower's reports with respect to the determination of excess raw materials and finished goods, and (C) all reserves established by Lender in its good faith credit judgment with respect to shrinkage or spoilage of Inventory) is Eligible Inventory. Notwithstanding the generality of the foregoing, no Inventory shall be Eligible Inventory unless it:

                  (a)      is raw materials or finished goods,

                  (b) is in good, new and saleable condition or usable in the production or repair of Borrower's finished goods (and is not work in progress),

                  (c) meets all standards imposed by any governmental agency or authority,

                  (d) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof,

                  (e) is at all times subject to Lender's duly perfected, first priority security interest and not other Lien except a Permitted Lien,

                  (f)      is situated at a location in compliance with Section
         4.6 hereof and is not in-transit, and

                  (g) is not consigned by any Person to Borrower or by Borrower to any Person.

         Furthermore, Lender shall have the right to increase or decrease from time to time the amount of the deduction described in clause (B) of the first sentence of this definition of Eligible Inventory if Lender, following its evaluation of Borrower's reserves for excess, slow moving, obsolete or unmerchantable Inventory (which reserves shall be evaluated by Lender utilizing Borrower's books and records), determines in the exercise of its good faith credit judgment that such increases or decreases are necessary or appropriate. No Inventory of Lowrance Australia shall be deemed to be Eligible Inventory.

         Eligible Kmart Account - an Eligible Account owing to Borrower by
Kmart.

         Eligible Wal-Mart Account - an Eligible Account owing to Borrower by Wal-Mart.

         Environmental Indemnity Matters - as defined in Section 9.1(R)(viii) of this Agreement.

         Environmental Complaint - as defined in Section 9.1(R) of this Agreement.

         Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

         Environmental Report - as defined in Section 10.1(P) of this Agreement.

         Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

         ERISA Affiliate - Borrower and each Person under common control with Borrower or otherwise treated as a single employer with Borrower under ERISA or IRC Section 414.

         Excess - as defined in Section 3.1(D) of this Agreement.

         Event of Default - as defined in Section 11.1 of this Agreement.

         Finished Goods Eligible Inventory - Eligible Inventory consisting of finished goods.

         Fixed and Floating Equitable Charge - the Fixed and Floating Equitable Charge to be executed by Lowrance Australia prior to the Closing Date in favor of Lender granting a security interest in certain assets of Lowrance Australia.

         GAAP - with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants.

         General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, rights to royalties, blueprints, drawings, confidential information, catalogs, sales literature, video tapes, consulting agreements, employment agreements, customer lists, tax refund claims, computer programs, insurance policies, deposits with insurers, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

         Hazardous Discharge - as defined in Section 9.1(R) of this Agreement.

         Hazardous Substance - without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act or applicable state law, and any other applicable federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

         Indebtedness - as applied to a Person means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed and (c) in the case of Borrower (without duplication), the Obligations.

         Indemnified Persons - as defined in Section 12.2 of this Agreement.

         Indemnity Matters - as defined in Section 12.2 of this Agreement.

         Insurance Assignment - the two Assignments of Life Insurance Policy as Collateral which are to be executed by Borrower in favor of Lender on or about the Closing Date and by which Borrower shall assign to Lender as security for the Obligations all of Borrower's rights in, to and under two certain life insurance policies owned by Borrower and insuring the life of Darrell J. Lowrance in the face amount of $2,000,000 and $1,000,000 respectively.

         Inventory - all of Borrower's inventory, whether now owned or hereafter acquired and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

         Inventory Commitment Amount - the amount indicated below for the periods indicated below:

                                                       Inventory
         Applicable Period                         Commitment Amount
 ---------------------------------                 -----------------
(a)   October 1 through October 31                     $7,000,000

(b)   November 1 through November 30                   $8,000,000

(c)   December 1 through March 31                      $10,000,000

(d)   April 1 through April 30                         $8,000,000

(e)   May 1 through September 30                       $7,000,000

         provided, however, that so long as no Default or Event of Default has occurred and is continuing on any anniversary date of this Agreement, then, in such event, the Inventory Commitment Amount for each month in the twelve-months immediately succeeding such anniversary date shall be an amount equal to (i) $1,000,000, plus (ii) the Inventory Commitment Amount for the corresponding month in the twelve-months immediately preceding such anniversary date.

         IRC - the United States Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

         Kmart - Kmart Corporation and its Affiliates.

         Lender - as defined in the preamble to this Agreement.

         Letter of Credit - a standby or documentary letter of credit at any time issued by Lender, Bank or another Person under this Agreement for the account of Borrower.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan Account - the loan account established on the books of Lender pursuant to Section 2.7 hereof.

         Loan Documents - this Agreement, the Other Agreements and the Security Documents.

         Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans, the Term Loan, each payment made pursuant to a guaranty of a foreign currency purchase contract, and each payment made pursuant to a Letter of Credit.

         Losses - as defined in Section 12.2 of this Agreement.

         Maximum Legal Rate - as defined in Section 3.1(C) of this Agreement.

         Money Borrowed - as applied to Indebtedness, means (a) Indebtedness for borrowed money; (b) Indebtedness, whether or not in any such case the same was for borrowed money, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; and (d) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof.

         Mortgage - the Mortgage, Security Agreement, Financing Statement and Assignment of Rents to be executed by Lowrance on or about the Closing Date in favor of Lender and by which Lowrance shall grant and convey to Lender, as security for the Obligations, a first priority Lien upon all Real Property owned by Lowrance in fee simple, including, without limitation, all such Real Property located in Tulsa, Oklahoma.

         Multiemployer Plan - a multiemployer plan as defined in Section 3(37) of ERISA to which any ERISA Affiliate contributes, has contributed to in the last six years or is required to contribute to.

         New Mortgages - as defined in Section 4.2 hereof.

         Notes - the Term Note and the Revolving Credit Notes.

         Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents.

         Original Term - as defined in Section 3.2 of this Agreement.

         OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

         Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Term Note, the Revolving Credit Notes and the Deed of Covenant to Pay.

         Patent Assignment - the Patent Security Agreement to be executed by Lowrance on or about the Closing Date in favor of Lender and by which Lowrance shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations, all of Lowrance's right, title and interest in and to all of its patents.

         PBGC - the Pension Benefit Guaranty Corporation.

         Pension Plan - an employee pension benefit plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by an ERISA Affiliate or for which contributions are required from an ERISA Affiliate, and which is subject to Title IV of ERISA.

         Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (x) of Section 9.2(H) of this Agreement.

         Permitted Raw Materials Loan Amount - the amount indicated below for the periods indicated below:

                                                       Permitted Raw
                  Period                           Materials Loan Amount
---------------------------------------------      ---------------------
(a)     Closing Date through September 30,
        1994                                             $2,250,000

(b)     October 1, 1994 through September 30,
        1995                                             $2,750,000

(c)     October 1, 1995 through September 30,
        1996                                             $3,250,000

(d)     October 1, 1996 through September 30,
        1997                                             $3,750,000

         provided, however, that if a Default or Event of Default has occurred and is continuing on any anniversary date of this Agreement, then, in such event, the Permitted Raw Materials Loan Amount for the twelve-month period immediately succeeding such anniversary date shall be the Permitted Raw Materials Loan Amount specified for the twelve-month period immediately preceding such anniversary date rather than the Permitted Raw Materials Loan Amount specified above.

         Person - an individual, partnership, corporation, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Plan - an employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to or for which contributions are required by an ERISA Affiliate.

         Prohibited Transaction - a transaction described in Section 406 of ERISA or Section 4975 of the IRC which would subject any Plan or ERISA Affiliate to any taxes, fines, penalties or other liabilities, directly or through any indemnification agreements.

         Projections - Lowrance's forecasted (a) consolidated balance sheets, and cash flow statements, and (b) consolidated and consolidating profit and loss statements, all prepared on a consistent basis with Lowrance's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Indebtedness - means and includes (a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Indebtedness (other than the Obligations) incurred at the time of or within sixty days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Raw Materials Eligible Inventory - Eligible Inventory consisting of raw materials.

         Real Property - all real Property now owned or hereafter acquired by Borrower, including, without limitation, the real Property of Borrower subject to the Mortgage.

         Release - as defined in Section 8.1(AA)(iii) of this Agreement.

         Rentals - as defined in Section 9.2(X) of this Agreement.

         Renewal Term - as defined in Section 3.2 of this Agreement.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, excluding any event not subject to the provision for 30 days notice to the PBGC under such regulations.

         Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) investments in one or more Subsidiaries of Borrower; (b) Property to be used in the ordinary course of business; (c) current assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (d) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) investments in certificates of deposit maturing within one year from the date of acquisition issued by Valley National Bank of Tulsa, Oklahoma or another bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $50,000,000;
(f) investments in commercial paper of investment grade and maturing not more than 270 days from the date of creation thereof; (g) investments in Australian dollars for Australian Subsidiaries in an amount not to exceed $500,000 at any given time; (h) investments in life insurance policies in place on the Closing Date and any renewals and replacements thereof or in new policies insuring the lives of executive officers of Borrower consistent with the types of policies offered by Borrower to its officers on the Closing Date, to the extent such policies are offered by Borrower to its officers as an employee benefit, and (i) investments otherwise permitted under this Agreement.

         Revolving Credit Availability - at any date means the excess of the Borrowing Base over the amount of the Revolving Credit Loans then outstanding.

         Revolving Credit Commitment - as at any date of determination thereof, $26,500,000 minus the face amount of all Credit Enhancements outstanding at such date.

         Revolving Credit Notes - collectively, the two Revolving Credit Notes to be executed on or about the Closing Date by Borrower in favor of Lender, each in the principal amount of $13,250,000 to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A-2 attached hereto.

         Revolving Credit Loan - a Loan made by Lender as provided in Section
2.1 of this Agreement.

         Seasonal Dating Accounts - Accounts with respect to which Borrower in the ordinary course of business allows payment terms in excess of sixty (60) days after the original invoice date and which are Eligible Accounts.

         Seasonal Dating Accounts Loan Amount - the amount indicated below for the period indicated below:

                                                               Seasonal Dating
       Applicable Period                                    Accounts Loan Amount
-------------------------------                             --------------------
December 15 through December 31                                  $10,000,000
January 1 through April 30                                       $15,000,000
May 1 through December 14                                        $10,000,000

provided, however, that so long as no Default or Event of Default has occurred and is continuing on any anniversary date of this Agreement, then, in such event, the Seasonal Dating Accounts Loan Amount for each month in the twelve-months immediately succeeding such anniversary date shall be an amount equal to (a) $1,500,000, plus (b) the Seasonal Dating Accounts Loan Amount for the corresponding month in the twelve-months immediately preceding such anniversary date.

         Schedule of Accounts - as defined in Section 5.2 of this Agreement.

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Security Documents - the Mortgage, each New Mortgage, the Stock Pledge Agreement, the Insurance Assignment, the Patent Assignment, the Trademark Assignment, the Fixed and Floating Equitable Charge and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Solvent - as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Stock Pledge Agreement - the Stock Pledge Agreement to be executed by Lowrance on or about the Closing Date in favor of Lender by which Lowrance shall grant to Lender a first priority security interest in all of the issued and outstanding shares of capital stock of LEI, Lowrance Contracts, Lowrance Electronics Deutschland GmbH and Electronica Lowrance De Mexico S.A. De C.V. owned by Lowrance as security for the obligations of Lowrance under this Agreement.

         Subordinated Debt - Indebtedness of Borrower that is expressly subordinated to the Obligations, upon terms and conditions satisfactory to Lender in its sole discretion.

         Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         Tangible Net Worth - at any date means the tangible net worth of a Person as shown on its balance sheet at such date in accordance with GAAP.

         Term Loan - the Loan described in Section 2.2(A) of this Agreement.

         Term Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit A-1 attached hereto.

         Termination Amount - at any date means the sum of (a) the amount of the Term Loan then outstanding, plus (b) the Revolving Credit Commitment at such date, plus (c) the face amount of all Credit Enhancements outstanding at such date.

         Trademark Assignment - the Trademark Security Agreement to be executed by Lowrance on or about the Closing Date in favor of Lender and by which Lowrance shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations, all of Lowrance's right, title and interest in and to all of its trademarks.

         Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Wal-Mart - Wal-Mart Stores, Inc. and its Affiliates.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements, in all material respects, referred to in Section 9.1(J), and all material financial data pursuant to this Agreement shall be prepared in accordance with GAAP, consistently applied and maintained throughout the term of this Agreement, unless GAAP requires otherwise. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after Lender and Borrower amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

         1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

         1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         1.5 Borrower. All references to "Borrower" herein shall refer to and include each of Lowrance, LEI, Lowrance Australia and Lowrance Contracts. Except as otherwise provided herein, all representations contained herein shall be deemed individually made by each "Borrower" and each of the covenants, agreements, and obligations set forth herein shall be deemed to be the joint and separate covenants, agreements, and obligations of the Borrowers. For purposes of Section 11.1 of this Agreement, references to the "Borrower" shall be deemed to mean and include each of Lowrance, LEI, Lowrance Australia and Lowrance Contracts or all of them. Any notice, request, consent, report or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to, and also delivered by the other Borrowers. Lowrance, LEI, Lowrance Australia and Lowrance Contracts each recognize and agree that each covenant and agreement of "Borrower" or "Borrowers" in this Agreement and in the Other Agreements shall create a joint and several obligation of such entities, which may be enforced against such entities jointly, or each entity separately. Without limiting the terms of this Agreement, and the Other Agreements, the security interests granted under this Agreement and the Security Documents in properties, assets, and collateral of "the Domestic Borrowers" shall include and extend to the properties, interests, assets, and collateral of such entities, and any of them. Similarly, the term "Obligations" shall include, without limitation, all or any of them, to Lenders, whether such obligations, limitations, and indebtedness shall be joint, several, joint and several, or individual.

SECTION 2. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to $30,000,000 available upon Borrower's request therefor, as follows:

         2.1      Revolving Credit Loans.

                  (A) Subject to all of the terms and conditions of this Agreement, Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 2.3 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. It is expressly understood and agreed that Lender shall not have any obligation to make any Revolving Credit Loans to Borrower at any time that there exists a Default or an Event of Default.

                  (B) Notwithstanding the foregoing provisions of Section 2.1(A), it is expressly agreed and understood that (i) the aggregate outstanding amount of all Revolving Loans advanced against Eligible Accounts and Eligible Inventory of LEI and Lowrance Contracts shall not exceed $500,000 at any time;
(ii) the aggregate outstanding amount of Revolving Loans advanced against Eligible Accounts of Lowrance Australia shall not exceed $1,000,000 at any time;
(iii) the aggregate outstanding amount of all Revolving Loans advanced against Raw Materials Eligible Inventory shall not exceed the Permitted Raw Materials Loan Amount at any time; (iv) the aggregate outstanding amount of all Revolving Loans advanced against Seasonal Dating Accounts shall not exceed the Seasonal Dating Accounts Loan Amount; and (v) the aggregate outstanding amount of Revolving Loans advanced against Eligible Inventory shall not exceed $1,000,000 for a period of at least forty-five (45) consecutive days during each fiscal year of Borrower.

                  (C) Notwithstanding the foregoing provisions of Sections 2.1(A) and 2.1(B), Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall, in the exercise of its good faith credit judgement, deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under
Section 2.1(A) with respect to (i) past due and unpaid sales taxes, (ii) sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement, and (iii) such other matters, events, conditions or contingencies as are now known or may hereafter become known to Lender which Lender in its good faith credit judgment determines has resulted or probably could result in the creation of a liability or an impairment of an asset which has or probably could have an adverse impact on the value of the Collateral included in the Borrowing Base or the Borrower's ability to repay the Loans, if the amount of the liability so created or asset so impaired can be reasonably estimated.

                  (D)      The Revolving Credit Loans shall be used solely to
(i) refinance certain existing Indebtedness of Borrower to Norwest Business Credit, Inc., Norwest Bank of Minnesota, National Association, Arkansas Valley State Bank and Norwest Financial Leasing, Inc., (ii) pay costs, expenses and fees relating to the consummation of the Loans to be made under this Agreement, and (iii) finance Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

         2.2      Term Loan.

                  (A) Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrower in the principal amount of $3,500,000, which shall be repayable in accordance with the terms of the Term Note and shall be secured by the Property of Borrower described in
Section 4 hereof and in the Security Documents. The Term Loan shall be funded concurrently with funding of the initial Revolving Credit Loan. The proceeds of the Term Loan shall be used by Borrower solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

                  (B) Mandatory Prepayments. If Borrower sells any of its Equipment or real Property, the proceeds of which exceed $25,000 in the aggregate during any fiscal year of Borrower, or if any of the Collateral is taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Term Loan, (or, at Lender's option, such of the other Obligations as Lender may elect), a sum equal to the proceeds received by Borrower from such sale or condemnation or at Borrower's option, Borrower may use the proceeds from Equipment sales to acquire replacement Equipment in accordance with Section 7.4 of this Agreement.

         2.3 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 2.1 hereof shall be as follows:

                  (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement or the Term Note as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and
(iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due;

                  (B) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.3(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.3(A)(ii) or (iii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

         2.4 Letters of Credit. If requested to do so by Borrower and subject to the terms of this Agreement and any documents executed in connection with any Letter of Credit, Lender will issue its, or will cause Bank to issue Letters of Credit for the account of Borrower, provided that no Default or Event of Default then exists. The aggregate face amount of all Letters of Credit issued by Lender or Bank outstanding at any time shall not exceed $2,500,000. No documentary Letter of Credit issued by Lender or Bank shall have a term exceeding 180 days. Each standby Letter of Credit issued by Lender or Bank shall have an expiration date no more than one year from the date of issuance and shall, upon expiration, be renewable for an additional one-year period. Notwithstanding the foregoing, no Letter of Credit may have an expiration date after the last day of the Original Term, or, if this Agreement remains in effect after the Original Term, after the last day of the Renewal Term. Any amounts paid by Lender in connection with any Letter of Credit shall be deemed to be advances of Revolving Credit Loans and Obligations under this Agreement.

         2.5 Foreign Currency Purchase Contracts. If requested to do so by Borrower, and provided that no Default or Event of Default exists at the time of, or would exist after giving effect to, such request, Lender shall issue or cause Bank to issue, one or more guaranties, all in form and substance acceptable to Lender, by which Lender or Bank shall guaranty the payment or performance of Borrower's obligations to other persons in connection with foreign currency purchase contracts entered into in the ordinary course of Borrower's business; provided, however, that (a) in no event shall Lender or Bank be obligated to issue any such guaranty in respect of any such foreign currency purchase contract if (i) any such foreign currency purchase contract has a settlement date of more than 360 days after its issuance date, or (ii) the settlement date of any such foreign currency purchase contract shall or may under any circumstances occur on or after the last day of the then-current term of this Agreement, unless Borrower shall have delivered to Lender an irrevocable Letter of Credit naming Lender as beneficiary, in a face amount equal to or greater than any liability of Lender (as determined by Lender in its sole discretion) in respect of such foreign currency purchase contract, issued by an issuer acceptable to Lender and otherwise in form and substance acceptable to Lender, (b) each foreign currency purchase contract and/or guaranty agreement relating to such foreign currency contract shall include a provision, in form and substance satisfactory to Lender, whereby the liability of Lender shall not exceed a specific sum in Dollars and (c) Lender's aggregate obligations under all such guaranties shall never exceed $10,000,000. For purposes of this Section 2.5 and for purposes of determining the Borrowing Base, the liability of Lender or Bank under a guaranty of a foreign currency purchase or sale contract shall be equal to any actual or contingent loss or deficiency thereunder as determined by Lender on a monthly basis. The amount of any such loss or deficiency shall be determined by Lender, in its sole discretion, on a mark-to-market basis as of the date of determination for the regularly scheduled settlement date of such foreign currency purchase or sale contract. Borrower's obligations to Lender in respect of such guaranties of foreign currency purchase contracts, including, without limitation, any costs or expenses incurred by Lender or Bank due to the failure of Borrower to perform its duties under such contracts shall constitute Revolving Credit Loans hereunder, shall be secured by the Collateral and shall be payable in accordance with the terms of this Agreement.

         2.6 All Loans to Constitute One Obligation. All Loans shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

         2.7 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on a Loan and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

         2.8      Joint and Several Liability; Rights of Contribution.

                  (A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lender hereunder and a desire of Borrowers that each Borrower execute and deliver to Lender this Agreement; and (iv)

Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

                  (B)      Each Borrower hereby irrevocably and unconditionally:
(i) agrees that it is jointly and severally liable to Lender for the full and prompt payment of all the Obligations and the full and prompt performance of all obligations of any Borrower under this Agreement or any other Loan Document, notwithstanding anything herein or in any other Loan Document specifying that a particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the obligations of any of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any Borrower.

                  (C) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under this Section 2.8, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end each Borrower under this
Section 2.8 (i) grants to and recognizes in the other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrower in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 2.8. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 2.8 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

SECTION 3. INTEREST, FEES, TERM AND REPAYMENT

         3.1      Interest, Fees and Charges.

                  (A) Interest. Outstanding principal on the Loans shall bear interest, calculated daily, at the following rates per annum (individually called, as applicable, an "Applicable Annual Rate"): (i) the Term Loan shall bear interest at a fluctuating rate per annum equal to 1.50% above the Base Rate and (ii) the Revolving Credit Loans shall bear interest at a fluctuating rate per annum equal to 1.00% above the Base Rate, each of which shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest on the Loans shall be calculated daily, based on the actual days elapsed over a 360 day year. Further, for the purpose of computing interest, all items of payment received by Lender shall be applied by Lender (subject to final payment of all drafts and other items received in form other than immediately available funds) against the Obligations on the first Business Day after receipt. The determination of when a payment is received by Lender will be made in accordance with Section 3.6.

                  (B) Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loans and other Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at 2.00% above the Applicable Annual Rate or other applicable rate of interest (a "Default Rate").

                  (C) Maximum Rate of Interest. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04(c) (Vernon 1987). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

                  (D) Excess Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the

Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may be in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

                  (E)      Incorporation by this Reference. The provisions of
Section 3.l(D) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrower (or other obligor) asserted by Lender thereunder, be automatically re-computed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.1(D).

                  (F) Commitment Fee. From the date hereof, Borrower agrees to pay to Lender a monthly commitment fee, equal to one-quarter of one percent (.25%) per annum (calculated on the basis of a year of 360 days) of the amount by which the $26,500,000 exceeds the Average Monthly Loan Balance for such month. Such unused facility fee shall be payable in arrears, with the first payment being due on January 1, 1994 and continuing regularly on the first Business Day of each month thereafter during the term of this Agreement, and upon the termination hereof. In no event, however, shall any charge be payable
(i) for any month for which the Average Monthly Loan Balance was less than $26,500,000 by reason of Lender's declining to extend Loans to Borrower in amounts equal to the Borrowing Base, to the extent of such refusal, or (ii) for any month during which or after Lender accelerates the maturity or demands payment of the Obligations by reason of the occurrence of any Event of Default.

                  (G) Closing Fee. Borrower shall pay to Lender a closing fee of $150,000, which shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and shall be paid concurrently with the initial Loan hereunder. Such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

                  (H) Loan Servicing Fee. Borrower agrees to pay to Lender an annual loan servicing fee of $25,000, payable on a quarterly basis beginning on the Closing Date and continuing regularly thereafter on the first Business Day of each fiscal quarter during the term of this Agreement, and upon the termination hereof. The loan servicing fee payable on any payment date shall equal $6,250, provided that the loan servicing fee shall not at any time be equal to or in excess of the amount which would cause the aggregate interest on the Obligations to exceed the Maximum Legal Rate.

                  (I) Capital Adequacy Charge. In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a written demand therefor, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming entitlement to payment as set forth above shall be presumptive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method.

                  (J) Foreign Currency Guaranty and Letter of Credit Fees. As additional consideration for Lender's issuing its, or causing Bank to issue its Letters of Credit for Borrower's account or for issuing its guaranties of foreign currency purchase contracts at Borrower's request pursuant to Section
2.4 or 2.5 hereof, Borrower agrees to pay Lender fees equal to (i) the greater of (a) $500 or (b) 3.00% per annum of the face amount of each standby Letter of Credit, which fee shall be deemed fully earned upon issuance of each such standby Letter of Credit, and shall be due and payable in equal monthly installments beginning on the first Business Day of the month following the date of issuance of such standby Letter of Credit and continuing on the first Business Day of each successive month thereafter during the term thereof and
(ii) the greater of (a) $150 or (b) $0.50% per annum of the face amount of each documentary Letter of Credit issued by Lender or Bank for Borrower's account, which fee shall be deemed fully earned and shall be due and payable upon issuance of each such documentary Letter of Credit. In addition to the foregoing fees, Borrower shall pay to Lender any out-of-pocket costs incurred by Lender in connection with the issuance of any Credit Enhancements. No fee payable by Borrower to Lender under this Section 3.1(J) shall be subject to rebate or proration upon the termination of this Agreement for any reason.

         3.2 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower at any time upon or after the occurrence of a Default or Event of Default, (a) this Agreement shall be in effect for a period of three years from the date hereof, through and including December 14, 1996 (the "Original Term"), and (b) unless terminated by either party upon at least 180 days notice to the other party prior to the end of the Original Term, this Agreement shall automatically renew for an additional one year period, through and including December 14, 1997 (the "Renewal Term"). Notwithstanding anything herein to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

         3.3      Early Termination by Borrower.

                  (A) Borrower may prepay the Term Loan at any time during the term of this Agreement, in whole or in part, without premium or penalty, but any portions so prepaid may not be reborrowed. Further, Borrower may terminate the Revolving Credit Commitment and this Agreement in its entirety, without premium or penalty. However, if Borrower chooses to terminate the Revolving Credit Commitment and this Agreement in its entirety, Borrower shall give Lender at least 30 days prior written notice thereof, and, on the designated termination date, all of the Obligations shall become due and payable in immediately available funds, and all Credit Enhancements issued by Lender or Bank shall have expired or otherwise been terminated.

         3.4 Effect of Termination. All of the Obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of Borrower or Lender in any way relating to (a) any transaction or event occurring prior to such termination or cancellation or (b) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until all of the Obligations have been paid in full, in immediately available funds.

         3.5 Payments. Principal and interest on the Term Loan shall be payable as provided in the Term Note. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.5 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  (A) principal payable on account of Revolving Credit Loans made by Lender to Borrower pursuant to Section 2.1 of this Agreement shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement;

                  (B) interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month,
(ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement;

                  (C) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower, on demand, to Lender or to any other Person designated by Lender in writing; and

                  (D) the balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if not otherwise provided, then on demand.

         Borrower hereby irrevocably authorizes Lender, in Lender's good faith discretion, to advance to Borrower and to charge to the Loan Account as a Revolving Credit Loan, sums sufficient to pay all amounts due and payable under Sections 3.5(B), (C) and (D) and under the Notes, whether or not any such advance would cause the outstanding Revolving Credit Loans to exceed the Borrowing Base.

         3.6 Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Term Loan unless so requested by Borrower, but Lender may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default. Payments and collections received by Lender from the Dominion Account or otherwise in Chicago, Illinois (a) before 2:00 p.m. on a Business Day shall be deemed received on such Business Day, and (b) after 2:00 p.m. on a Business Day shall be deemed received on the next succeeding Business Day, in each case for purposes of determining the amount of Revolving Credit Loans available for borrowing hereunder and for purposes of computing interest on the Loans (subject in each case to final payment of all items and collections received in form other than immediately available funds).

         3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 120 days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4. COLLATERAL: GENERAL TERMS

         4.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, each Domestic Borrower hereby grants to Lender a continuing security interest in and Lien upon all the following Property and interests in Property of such Domestic Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

                  (A)      Accounts;

                  (B)      Inventory;

                  (C)      Equipment;

                  (D)      General Intangibles;

                  (E) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

                  (F) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D) and
(E) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (G) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of such Domestic Borrower pertaining to any of (A), (B),
(C), (D), (E) or (F) above.

         4.2 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgage upon all real Property of Lowrance described therein. If any Domestic Borrower shall acquire at any time or times hereafter any interest in other real Property, each such Domestic Borrower agrees promptly to execute and deliver to Lender, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgage and each New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. Each Domestic Borrower shall deliver to Lender, at the sole expense of such Domestic Borrower, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Each Domestic Borrower shall deliver to Lender such other documents, including, without limitation, as-built survey prints of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to the Mortgage and any such New Mortgages.

         4.3 Representations, Warranties and Covenants -- Collateral. To induce Lender to enter into this Agreement, each Domestic Borrower represents, warrants, and covenants to Lender.

                  (A) The Collateral is now and, so long as any of the Obligations are outstanding, will continue to be owned solely by such Domestic Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

                  (B) Except as specifically consented to in writing by Lender, the Liens granted to Lender shall be first and prior on the Collateral and any proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law, continued possession by Lender of that portion of the Collateral constituting instruments or documents, and the processing of Lien notations on motor vehicle, trailer or vessel title certificates.

                  (C) All goods evidenced by the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Lender, are owned by such Domestic Borrower and the same are free and clear of any prior Lien. Each Domestic Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

         4.4 Lien Perfection. Each Domestic Borrower agrees to execute within five (5) days of Lender's request the UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral, including, without limitation, the execution within five (5) days of Lender's request upon or after the occurrence of an Event of Default of all documents deemed necessary by Lender to cause Lender's Lien to be noted on any motor vehicle, trailer or vessel certificates of title with respect to any motor vehicles, trailers or vessels forming a part of the Collateral. Unless prohibited by applicable law, each Domestic Borrower hereby authorizes Lender to execute and file any such financing statement on such Domestic Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         4.5 Real Property Lien Documentation. Each Domestic Borrower agrees to execute for Lender's benefit within five (5) days of Lender's request the Mortgages and such leasehold mortgages, deeds of trust or other documents evidencing a collateral assignment of such Domestic Borrower's interest in the Real Property and any additional Real Property owned by such Domestic Borrower as Lender may request. Such documents shall be recorded, at the expense of each Domestic Borrower, with such filing offices as may be required to evidence Lender's Lien upon the real Property owned or hereafter acquired by each such Domestic Borrower.

         4.6 Location of Collateral. All Collateral, other than Inventory in transit, motor vehicles, trailers and vessels, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit B and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default, for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on Exhibit B if (i) Borrower gives Lender written notice of the new storage location at least 60 days prior to storing Inventory at such location, (ii) Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon,
(iii) neither Borrower's nor Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Lender not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges, and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; (C) temporary transfers (for a period not to exceed three months in any event) of Equipment from a location set forth on Exhibit B to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business; (D) removals in connection with dispositions of Equipment that are authorized by Section 7.4 hereof; (E) tooling maintained at vendor locations used for the purpose of producing component parts for Borrower; (F) removals of property in the ordinary course of Borrower's business as conducted on the Closing Date for the purpose of equipping Borrower's field sales force with samples, displays, office equipment and the like; (G) transfers of Property from one location set forth in Exhibit B to another location set forth in Exhibit B and (H) removals of other Property (other than Eligible Inventory and any Equipment securing the Term
Loan) in the ordinary course of Borrower's business as conducted on the Closing Date, if the aggregate book value of all such Property removed from the business locations set forth on Exhibit B does not exceed $400,000.

         4.7 Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with recognized insurance companies satisfactory to Lender, with allowances for self insurance and/or deductibles as are common for companies in similar businesses, similarly situated. Borrower shall deliver the originals of such policies to Lender with satisfactory endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly upon Lender's request, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise agreed to by Lender and Borrower, but in no event shall the amount of Borrower's casualty and hazard insurance as to its

Properties be less than the sum of (i) the outstanding amount of the Term Loan, plus (ii) the aggregate outstanding amount of all Revolving Loans advanced against Eligible Inventory.

         4.8 Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due and Borrower is not contesting such amounts in good faith, by appropriate proceedings, and has not established adequate reserves for the payment of any such contested amounts, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Base Rate plus 1.50%. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under any Loan Document or in respect of any of the transactions to be had hereunto, together with interest at the Default Rate, shall be considered Obligations hereunder secured by all Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5. PROVISIONS RELATING TO ACCOUNTS

         5.1 Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Lender, that with respect to each Eligible Account:

                  (A) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (B) it arises out of a completed, bona fide sale and delivery of goods to a common carrier or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (C) it has been generated in compliance with Borrower's normal credit policies as historically in effect (or as modified from time to time on prior written notice to Lender) or on such other reasonable terms disclosed in writing to Lender in advance of the creation of such Account, and such terms are expressly set forth on the face of the invoice covering such sale or rendition of services;

                  (D) its if for a liquidated amount maturing as stated in the invoice covering such sale or rendition of services, the details of which have been furnished or are available to Lender;

                  (E) such Account, and Lender's security interest therein, is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial and except for such offsets, Liens, deductions, defenses, disputes, counterclaims or other adverse conditions arising in the ordinary course of Borrower's business and which are reflected in the calculation of the net amount of such Account, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (F) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances or other credits which are granted by Borrower in the ordinary course of its business and which are reflected in the calculation of the Account;

                  (G) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the Account assigned to Lender;

                  (H) to the best of Borrower's knowledge, the Account Debtor thereunder (i) is Solvent and (ii) had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

                  (I) except as disclosed on Borrower's weekly problem account report, Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

         5.2 Assignments, Records and Schedules of Accounts. If so requested by Lender in writing, each Domestic Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or, if requested by Lender, daily, which shall include all Accounts that have been created since the date of the last assignment, together with invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a daily basis a sales and collections report for the preceding day, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form satisfactory to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's reasonable request therefor, copies of proof of delivery, repayment histories and present status reports relating to the Accounts so scheduled and other matters and information relating to the status of then existing Accounts.

         5.3      Administration of Accounts.

                  (A) Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in Section
5.2. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

                  (B) Upon the occurrence and during the continuance of an Event of Default, if an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Upon Lender's request, Borrower shall notify Lender if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

                  (C) Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount, or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

         5.4      Collection of Accounts.

                  (A) To expedite collection, each Domestic Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by each Domestic Borrower on account of Accounts shall be held as Lender's property by each such Domestic Borrower as trustee of an express trust for Lender's benefit and each such Domestic Borrower shall immediately deposit same in the Dominion Account. Lender shall have the right at any time after the occurrence of a Default or an Event of Default to notify the Account Debtors of each Domestic Borrower that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to such Domestic Borrowers. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

                  (B) Each Domestic Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in one or more Dominion Accounts pursuant to one or more lockbox arrangements with such banks as may be selected by such Domestic Borrower and be acceptable to Lender. Each Domestic Borrower shall issue to any such bank, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and each Domestic Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Notwithstanding the foregoing, Borrower may utilize collections from its Canadian and Australian lockboxes to pay costs and expenses of the type specified on Exhibit C attached hereto which are due and payable or are to become due and payable in Canadian or Australian currency.

         5.5 Notice Regarding Disputed Accounts. Borrower shall provide Lender with a weekly report, in a form acceptable to Lender, detailing those Accounts with balances past due in excess of $10,000 (except for such Accounts owing from Account Debtors located in Australia), and reflecting (i) the aging of each Account, (ii) the reason for the dispute involving each such Account, and (iii) Borrower's proposed course of action relating to each such Account.

SECTION 6. PROVISIONS RELATING TO INVENTORY

         6.1 Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that:

                  (A) all Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit B and will not be removed therefrom except as authorized by Section 4.6 of this Agreement;

                  (B) except for Inventory in transmit to Lowrance Australia which may from time to time be temporarily detained and held by customs officials in Australia, no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name;

                  (C) at any time when consigned Inventory exceeds in the aggregate $50,000, no other Inventory will be consigned to any Person without Lender's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of the other Inventory on consignment, (i) provide Lender with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Lender, (ii) prepare, execute and file appropriate financing statements with respect to such consigned Inventory, showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which such consigned Inventory is to be located and deliver to Lender copies of the results of all such searches, and
(iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type; and

                  (D) no Inventory is or will be produced in violation of the Fair Labor Standards Act.

         6.2 Inventory Reports. Borrower agrees to furnish Lender with Inventory reports at such times as Lender may reasonably request, but at least once each month. Such reports shall be in form and detail currently generated by Borrower or in such other form and detail as Lender may reasonably request and which Borrower can reasonably generate. Borrower shall conduct cycle counts of its Inventory no less frequently than is conducted by Borrower on the Closing Date, and if requested by Lender will provide the results of the cycle counts and such additional information as Lender shall request.

         6.3 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $25,000 (or, with respect to Kmart or Wal-Mart, the shipment of which generated an Account on which either Kmart or Wal-Mart is obligated in excess of $100,000), Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, Borrower shall segregate all returned Inventory from all other Property owned by Borrower until processed and shall process and return such returned Inventory to finished goods Inventory and hold the same for resale after the issuance of a credit to the Account generated by the original sale of such returned Inventory.

SECTION 7. PROVISIONS RELATING TO EQUIPMENT

         7.1 Representations, Warranties and Covenants. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that:

                  (A) the Equipment essential to Borrower's operations is in good operating condition and repair or is in the process of operations of repair. With respect to all Equipment essential to Borrower's operations, all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

                  (B) except with respect to Borrower's Canadian, Australian or Mexican business locations, Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment (i) subject to first priority Liens in favor of Lender, (ii) subject to Permitted Liens or (iii) leased in accordance with the terms of this Agreement.

         7.2 Evidence of Ownership of Equipment. Promptly on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, upon or after the occurrence of an Event of Default, certificates of title and applications for title with respect to motor vehicles, trailers and vessels).

         7.3 Records and Schedules of Equipment. Borrower shall use its best efforts to maintain accurate records of its Equipment and any dispositions made in accordance with Section 7.4 hereof, all in form and in detail similar to that currently maintained by Borrower, and shall furnish Lender with a current schedule containing the foregoing information on at least a quarterly basis and more often if requested by Lender.

         7.4 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (A) dispositions of Equipment which, in the aggregate during any fiscal year of Borrower, has a fair market value or book value, whichever is less, of $25,000 or less, provided that all proceeds thereof are turned over to Lender, or (B) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that (i) the replacement Equipment shall be acquired prior to or within 90 days of any disposition of the Equipment that is to be replaced, (ii) the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and (iii) Borrower shall give Lender at least five days prior written notice of such disposition and shall turn over to Lender all proceeds realized from any such disposition, but only if (A) the fair market value or book value, which ever is greater, for any individual item of such Equipment exceeds $10,000 or (B) the fair market value or book value, whichever is greater, of all such Equipment sold in any fiscal year of Borrower exceeds $25,000, and only to the extent Borrower has any proceeds remaining from the sale of such Equipment after purchasing the replacement Equipment relating thereto.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         8.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender as follows:

                  (A) Organization and Qualification. Each of Lowrance, LEI and Lowrance Contracts is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Lowrance Australia is a corporation duly organized, validly existing and in good standing under the laws of New South Wales, Australia. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit D attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and where the failure to be so qualified would have a material adverse effect on the Borrower's business and its Properties.

                  (B) Corporate Name. During the preceding seven years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit E attached hereto and made a part hereof. Except as set forth on Exhibit E, Borrower has not, during the preceding seven years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  (C) Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not had will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

                  (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

                  (E) Use of Proceeds. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

                  (F) Margin Stock. Borrower is not engaged Principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

                  (G) Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as hereto fore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to have such consents, approvals, authorizations, permits, certificates, inspections and franchises would not have a material adverse effect on the Borrower's business or Properties.

                  (H) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit F attached hereto and made a part hereof.

                  (I) Capital Structure. Exhibit G attached hereto and made a part hereof states (i) the correct name of each Subsidiary of each Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by each such Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and its Subsidiaries, and (iv) the number of authorized, issued and treasury shares of each Borrower and its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and nonassessable. Except as otherwise disclosed in Borrower's filings with the Securities Exchange Commission, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower. Except as otherwise disclosed in Borrower's filings with the Securities Exchange Commission, Borrower is not, to the best of its knowledge, aware of any other outstanding agreements or instruments binding upon any shareholders of a Borrower relating to the ownership of its shares of capital stock.

                  (J) Solvent Financial Condition. On a consolidated basis, Borrower is now and, after giving effect to initial Loans to be made hereunder, will be, Solvent.

                  (K) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

                  (L) Litigation. Except as set forth on Exhibit I attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on
Exhibit I involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  (M) Title to Properties. Borrower and its Subsidiaries each has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its Real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Exhibit J identifies all Real Property leased or owned by Borrower and its Subsidiaries and, if leased, identifies the lessor thereof.

                  (N) Financial Statements; Fiscal Year. The Consolidated balance sheets of Lowrance and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of July 31, 1993, and the related statements of income, changes in stockholder's equity, and cash flows for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial position of Lowrance and its Subsidiaries at such dates and the results of their operations for such periods. Since July 31, 1993 there has been no material change in the condition, financial or otherwise, of Lowrance, its Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Lowrance or its Subsidiaries or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Lowrance and each of its Subsidiaries ends on July 31st of each year.

                  (O) Full Disclosure. The financial statements referred to in Section 8.1(N) above, do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

                  (P) ERISA. Except as disclosed in Exhibit K attached hereto, there are no Pension Plans or Multiemployer Plans and no fact exists that could result in any material liability (other than as disclosed on Borrower's financial statements) to Borrower relating to any former Plan. No Reportable Event has occurred with respect to any Pension Plan that is not a Multiemployer Plan. No Prohibited Transaction has occurred. The PBGC has not instituted proceedings to terminate any Pension Plan. No ERISA Affiliate nor any duly appointed administrator of a Pension Plan has (i) incurred any liability to the PBGC with respect to a Pension Plan other than for premiums not yet due and payable, or (ii) instituted or intends to institute proceedings under Section 4041(c) of ERISA to terminate any Pension Plan, or (iii) instituted proceedings to withdraw from any Pension Plan that is a Multiemployer Plan. No "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA exists with respect to any Pension Plan. No liability has been incurred by any ERISA Affiliate which remains unsatisfied for any taxes or penalties, (i) with respect to any Plan that is not a Multiemployer Plan or, (ii) to the best of Borrower's knowledge and belief, with respect to any Multiemployer Plan. No litigation is pending or threatened concerning or involving any Plan. No amendment to any Pension Plan has been adopted such that security is required to be given pursuant to IRC Section 401(a)(29) and no lien exists under IRC Section 412(n) with respect to any Plan. Except as shown on Exhibit K with respect to the date and using the assumptions described thereon, and to the best of Borrower's knowledge and belief, no unfunded or unreserved liability exists for benefits under any Plan that would have a material adverse effect. No ERISA Affiliate contributes to, has contributed to, or is or has been obligated to contribute to, any Multiemployer Plan. Except as disclosed in Lowrance's policy manual, no ERISA Affiliate maintains any Plan which provides benefits to an employee or the employee's dependents after the employee terminates employment other than as required by law and no written or oral representations have been made to any employee or former employee promising or guaranteeing any employer payment or funding for the continuation of medical, dental, or disability coverage beyond that legally required.

                  (Q) Taxes. Lowrance's federal tax identification number is 44-0624411, LEI's federal tax identification number is 73-1370103, Lowrance Contracts' federal tax identification number is 73-1373751, and Lowrance Australia's tax number is ACN 050 050 612. To the best of Borrower's knowledge, on a consolidated basis, Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. To the best of Borrower's knowledge, on a consolidated basis, the provisions for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year. There are no material unresolved questions or claims concerning any tax liability of Borrower. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for Borrower or result in any other material adverse tax consequence for Borrower. Exhibit L contains an accurate list of all taxing authorities to which Borrower and its Subsidiaries and their respective Properties are subject. No Properties of Borrower or its Subsidiaries are subject to any Lien in favor of any such taxing authorities for nonpayment of taxes, except as specified on Exhibit L.

                  (R) Labor Relations. Except as described on Exhibit M attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  (S) Compliance With Laws. To the best of Borrower's knowledge, Borrower has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA, all Environmental Laws, the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, laws relating to income, unemployment, payroll or social security taxes and Plans under ERISA, the Flood Disaster Protection Act of 1973, the Consumer Credit Protection Act, the Federal Trade Commission Act, statutes creating and governing the Bureau of Alcohol, Tobacco and Firearms, and any and all state statutes or pronouncements addressing, or related to, subjects the same as or comparable to those covered by such enumerated federal statutes, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

                  (T) Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  (U) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

                  (V) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                  (W) Business Locations; Agent for Process. During the preceding seven year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on Exhibit B.

                  (X) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and , except as disclosed on Exhibit N, there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  (Y) Leases. Exhibit O attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit P attached hereto is a complete listing of all operating leases of Borrower.

                  (Z) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (AA)     OSHA and Environmental Compliance.

                           (i) Borrower is in compliance with, and its facilities, business, assets, Property, leaseholds and Equipment are in compliance in all material respects with, the provisions of OSHA, the Resource Conservation and Recovery Act and all Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, Property, leaseholds or Equipment under such laws, rules or regulations.

                           (ii) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                           (iii) (a) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower;
                  (b) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; and (c) except as permitted by law, neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste.

         8.2 Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute
(i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes in writing or such changes are expressly permitted by this Agreement.

         8.3 Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9. COVENANTS AND CONTINUING AGREEMENTS

         9.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                  (A) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such, taxes, assessments and charges are due and payable (and, if requested by Lender, provide Lender with proof that Borrower or such Subsidiary has done so), except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties or Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties, except for Permitted Liens. Borrower shall also make timely payment or deposit of all FICA payments and withholding taxes required of it by the applicable laws, and will, upon request, furnish Lender with proof satisfactory of it that Borrower has made such payments or deposits.

                  (B) Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

                  (C) Payment of Bank Charges. Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

                  (D) Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all jurisdictions in which such qualification is necessary and where the failure to do so would have a material adverse effect on Borrower's business or Properties.

                  (E) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto to enable Borrower and each Subsidiary to conduct its business as presently conducted.

                  (F) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

                  (G) ERISA Compliance. Each ERISA Affiliate will (i) make prompt payment of all contributions it is obligated to make under all Plans or are required to meet the minimum funding standard set forth in ERISA, (ii) within 30 days after the filing thereof, furnish to Lender each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans that is not a Multiemployer Plan for each Plan year, (iii) notify Lender prior to any request for a waiver of the funding requirements of IRC Section 412 or the commencement of any distress termination pursuant to ERISA Section 4041(c), (iv) notify Lender immediately of any Reportable Event, Prohibited Transaction, and of any fact arising in connection with any of its Plans that is not a Multiemployer Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, (v) notify Lender immediately of any event which is likely to give rise to an assertion of withdrawal liability in connection with a Multiemployer Plan, and (vi) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan as may be reasonably requested.

                  (H) Business Records. Keep, and cause each domestic Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions, except for the recording of income taxes and reserves by domestic Subsidiaries.

                  (I) Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

                  (J) Financial Statements. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                           (i) as soon as possible, but not later than 90 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a consolidated basis, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

                           (ii) as soon as possible, but not later than 30 days after the end of each month hereafter (or, with respect to the months of July, August and September, not later than 45 days after the end of such months), unaudited interim consolidated financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a consolidated basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments; provided, however, that (a) such statements need not contain notes, and (b) with respect all such interim financial statements (i.e. those financial statements that do not end as of the last day of any fiscal quarter), such statements need not contain adjustments for indirect overhead, cut-off of income and expenses, reserves, manufacturing absorption, income taxes, or the cash surrender value of life insurance policies;

                           (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                           (iv) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

         Borrower shall promptly forward to Lender, when received by Borrower, a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit O attached hereto.

                  (K) Notices to Lender. Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral; (ii) at least 60 days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower individually or in the aggregate exceeding $100,000; (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness in excess of $25,000 payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

                  (L) Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or other Collateral may, from time to time, be kept, other than those certain agreements entered into by Borrower's regional sales managers, unless requested by Lender.

                  (M) Subordinations. Provide Lender with a debt subordination agreement, in form and substance satisfactory to Lender, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

                  (N) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $1,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

                  (O) Tax Certificate. Within 90 days after the end of each fiscal year of Borrower, or more frequently if requested by Lender, cause the chief financial officer of Borrower to prepare and deliver to Lender a certificate in the form of Exhibit R attached hereto, with appropriate insertions.

                  (P) Projections. As soon as available, and in any event no later than 60 days after the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming fiscal year, month by month.

                  (Q) Systems. Maintain any system reasonably requested by Lender for creating backup data on computer hardware, software or firmware, such as Accounts and customer lists, and deliver and pledge to Lender such tapes or discs with respect thereto as may be required by Lender, all substantially in the form utilized by Borrower on the Closing Date and as thereafter changed from time to time.

                  (R)      Environmental Matters.

                           (i) Ensure that the Real Property remains in compliance in all material respects with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                           (ii) Establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance and shall be appropriate to the nature of Borrower's business.

                           (iii) (a) Employ in connection with its use of the Real Property appropriate technology necessary to maintain substantial compliance with any applicable Environmental Laws and (b) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under the Resource Conservation and Recovery Act and any other applicable Environmental Laws. Borrower shall obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                           (iv) In the event the Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency(any such person or entity hereinafter the "Authority"), then the Borrower shall, within thirty (30) Business Days, give written notice of same to the Lender setting forth facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                           (v) Promptly forward to the Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between the Borrower and the Authority regarding such claims to the Lender until the claim is settled. The Borrower shall promptly forward to the Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that the Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow the Lender to protect Lender's security interest in the Real Property and the Collateral.

                           (vi) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in
                  Collateral: (a) give such notices or (b) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Loans constituting Revolving

                  Credit Loans shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                           (vii) Provide Lender, at the Borrower's expense, upon Lender's request, which shall be made in good faith, but in any event not more often than once per year, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lender to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Lender. If such estimates, individually or in the aggregate, exceed $100,000, the Lender shall have the right to require the Borrower to post a bond, letter of credit or other security reasonably satisfactory to the Lender to secure payment of these costs and expenses.

                           (viii) Defend and indemnify the Lender and hold the Lender, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing (collectively, "Environmental Indemnity Matters"), but excluding any loss, liability, damage and expense, claims, costs, fines and penalties and attorneys' fees resulting from the gross negligence or willful misconduct of Lender and its employees, agents, directors and officers. The Borrower's obligations under this Section 9.1(R) shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower shall have the right to contest any Environmental Indemnity Matter and to employ counsel acceptable to Lender to conduct any such contest (at Borrower's sole expense), but only if and for so long as (i) no Event of Default has occurred and is continuing hereunder, (ii) such Environmental Indemnity Matters are, in Lender's good faith credit judgment, being actively and diligently contested in good faith and by appropriate proceedings, and (iii) such contest does not involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of any Lien, other than a Permitted Lien, on any part of the Collateral or subject any person claiming indemnity to criminal liability. If Borrower elects to engage its own counsel to contest any Environmental Indemnity Matter, Lender shall have the right to participate in the defense of any such Environmental Indemnity Matter and shall retain the right to settle any such matter on terms and conditions satisfactory to Lender. All such settlements shall be paid by and remain the sole responsibility of Borrower. The Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                           (ix) For purposes of Section 8.1(AA), 9.1(R) and 9.2(AA), all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to leased premises.

                  (S) Vendor Agreements. Provide Lender with copies of all vendor agreements between Borrower and either of Wal-Mart and Kmart, and promptly after any modification or amendment thereof, provide Lender with copies of any such modifications or amendments.

         9.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

                  (A) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person. Notwithstanding the foregoing, Lowrance shall be permitted to merge or consolidate and may acquire all or substantially all of the Property of any Person if (i) no Default or Event of Default exists or would exist after giving effect to such merger, consolidation or acquisition, (ii) Lowrance is the surviving corporation of any such merger or consolidation and (iii) the total amount of all consideration paid and/or Indebtedness incurred by Lowrance in connection with any such merger, consolidation or acquisition does not exceed $250,000.

                  (B) Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person that is not a Borrower, including, without limitation, any of Borrower's Affiliates, officers or employees, except for (i) loans to Borrower's employees which in the aggregate do not exceed at any time $50,000, and (ii) advances to Lowrance Electronics Deutschland GmbH which in the aggregate do not exceed $350,000 at any time, and (iii) advances to Electronica Lowrance De Mexico S.A. De C.V. which in the aggregate do not exceed $600,000 at any time.

                  (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create incur or suffer to exist, any Indebtedness, except: (i) Indebtedness owing to Valley National Bank of Tulsa, Oklahoma with respect to that certain letter of credit issued by Valley National Bank to the State of Oklahoma for the support of contingent workman's compensation claims; (ii) Obligations owing to Lender; (iii) Subordinated Debt;
(iv) Indebtedness of any Subsidiary to Borrower; (v) unsecured accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) , in each case incurred in the ordinary course of business; (vi) Obligations to pay Rentals permitted by Section 9.2(X); (vii) Purchase Money Indebtedness, to the extent that the principal payments on all such Indebtedness (other than Capitalized Lease Obligations) do not exceed $800, 000 in the aggregate during any fiscal year of Borrower (for the purposes of this (vii), the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized lease Obligation); (viii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (ix) Indebtedness arising from a loan or advance to the extent permitted by Section 9.2(B); (x) Indebtedness of Borrower or any Subsidiary with respect to federal, state or foreign income taxes to the extent reflected as a liability on its balance sheet; (xi) borrowings of the cash surrender value of officer life insurance policies for the purpose of paying the applicable premium thereon, if the net proceeds of the life insurance policies on Darrell J. Lowrance are not reduced below $3,000,000; (xii) Indebtedness not included in paragraphs (i) through (xi) above which does not exceed at any time, in the aggregate, the sum of $250,000.

                  (D) Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary; provided, however, that nothing contained in this Section 9.2(D) shall prohibit the consummation of any transaction expressly permitted pursuant to Section 9.2(J) of this Agreement.

                  (E) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture, if (i) Borrower would be required to expend more than $200,000 in the aggregate during any fiscal year as a result of becoming a general or limited partner or joint venturer, or (ii) Borrower would incur Indebtedness as a result of becoming a general or limited partner or joint venturer which, when aggregated with any Indebtedness incurred by Borrower under
Section 9.2(A), would exceed $250,000.

                  (F) Adverse Transactions. Enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to Section 5.2 of this Agreement.

                  (G) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except (i) by endorsement of instruments or items of payment for deposit or collection, (ii) for the guarantee by Lowrance of its Subsidiaries' obligations with respect to office equipment leases, real Property leases, motor vehicle leases, (iii) for the guarantee by Lowrance of its Subsidiaries' obligations as otherwise necessary for the conduct of the Subsidiaries' business if the aggregate amount of Lowrance's liability with respect to all such guarantees does not exceed $25,000, and (iv) for the guarantee by Lowrance of the obligations of any other Person if the aggregate amount of Lowrance's liability with respect to all such guarantees does not exceed $50,000.

                  (H) Limitation on Liens. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:
(i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(A), hereof, but only if in Lender's good faith credit judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of Section 9.2(C) of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's good faith credit judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (viii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (ix) such other Liens as appear on Exhibit S attached hereto; and (x) such other Liens as Lender may hereafter approve in writing.

                  (I) Subordinated Debt. Make, or permit any Subsidiary to make, any prepayment of any part or all of any Subordinated Debt; or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

                  (J) Distributions. Declare or make, or permit any Subsidiary to declare or make, any Distributions except (i) repurchases of capital stock of Borrower from its Affiliates in an amount not to exceed $250,000 during any fiscal year of Borrower, and (ii) the payment of any Distributions to Lowrance by its Subsidiaries on their capital stock.

                  (K) Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

                  (L) Capital Expenditures. Make Capital Expenditures which, in the aggregate, as to Borrower and its Subsidiaries, exceed (i) $5,000,000 during Borrower's fiscal year ending July 31, 1994, or (ii) $4,500,000 during each fiscal year of Borrower thereafter.

                  (M) Capital Lease Obligations. Incur Capital Lease Obligations which, in the aggregate, as to Borrower and its Subsidiaries exceed
(i) $3,000,000 during Borrower's fiscal year ending July 31, 1994, or (ii) $2,500,000 during each fiscal year of Borrower thereafter.

                  (N) Business Locations. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit B hereto, except upon at least 60 days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

                  (O) Change of Business. Enter into any business not reasonably related to Borrower's existing business or make any material change in any of Borrower's business objectives, purposes and operations.

                  (P) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary, (iii) dispositions expressly authorized by this Agreement, or (iv) cash or inventory transactions in the ordinary course of business for the promotion of Borrower's name or products.

                  (Q) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Exhibit E attached hereto.

                  (R) Bill-and-Hold Sales, Etc. Except as otherwise described on Exhibit T, make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis; or any sale on a repurchase or return basis; provided, however, that Borrower shall be permitted to make sales on a sale on approval or consignment basis so long as
(i) the total amount of all such sales do not exceed $100,000 during any fiscal year, and (ii) Borrower notifies Lender in writing of each such sale that exceeds $25,000.

                  (S) Use of Lender's Name. Without the prior written consent of Lender, use the name of Lender or the name of any affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

                  (T) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T, U or X or any other regulation of the Federal Reserve Board then in effect.

                  (U) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

                  (V) Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

                  (W) Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under Section 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares. Borrower hereby agrees that Lender may, during the term of this Agreement, take custody of any stock certificates evidencing shares of capital stock of any Subsidiary (which have not otherwise been pledged to Lender pursuant to the Stock Pledge Agreement); provided, however, that Borrower's delivery of any such stock certificates to Lender shall not constitute a grant to Lender of a security interest in the shares of stock evidenced by such stock certificates.

                  (X) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future fiscal year of Borrower under the lease in question and all other leases under which Borrower is then lessee would exceed $800,000.00. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  (Y) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                  (Z) Prepayments. Make, or permit any Subsidiary to make, any prepayment of. any part or all of any Money Borrowed, except that (i) Borrower and its Subsidiaries may prepay outstanding Money Borrowed in connection with a Purchase Money Lien from the proceeds of the sale of property subject to such Lien and (ii) Borrower may prepay Lender as provided in this Agreement or any of the Other Agreements.

                  (AA) Compliance with Environmental Laws. (i) Use any of the Real Property or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, other than in compliance with Environmental Laws, (ii) cause or permit to be located on any of the Real Property any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Property except as may be necessary for Borrower to conduct its operations as conducted on the Closing Date, (iv) conduct any activity at any Real Property or use any Real Property in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the Real Property, or (iv) otherwise conduct any activity at any Real Property or use any Real Property in any manner that would violate any Environmental Law or bring such Real Property in violation of any Environmental Law.

                  (BB) Amend any Pension Plan. Amend any pension Plan so as to require security to be provided pursuant to IRC Section 401(a)(29).

         9.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                  (A) Minimum Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than $9,500,000.

                  (B) Maximum Leverage Ratio. Maintain, on a Consolidated basis, a ratio of (i) total Indebtedness to (ii) Tangible Net Worth of not more than the ratio shown below for each month during the periods corresponding thereto:

                Period                                         Ratio
                ------                                         -----
December 15, 1993 through June 30, 1994                      4.25 to 1
July 1, 1994 through July 31, 1994                           2.50 to 1

August 1, 1994 through June 30, 1995                         4.00 to 1
July 1, 1995 through July 31, 1995                           2.50 to 1

August 1, 1995 through June 30, 1996                         4.00 to 1
July 1, 1996 through July 31, 1995                           2.50 to 1

August 1, 1996 through June 30, 1997                         4.00 to 1
July 1, 1997 through July 31, 1997                           2.50 to 1

August 1, 1997 through June 30, 1998                         4.00 to 1

SECTION 10. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make any Loan under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

         10.1 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

                  (A) certified copies of Borrower's casualty insurance policies, together with endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

                  (B) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of

Lender in the Collateral and evidence to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.3(B) hereof;

                  (C) landlord or warehouseman agreements with respect to all premises leased by Borrower;

                  (D) a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified within 15 days before the Closing Date by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

                  (E) a copy of the bylaws of Borrower or, in the case of Lowrance Australia, the certificate of incorporation, memorandum and articles of association, and all amendments thereto, certified as of the closing date by the Secretary or Assistant Secretary of Borrower;

                  (F) except for Lowrance Australia, good standing certificates for Borrower, issued within 15 days before the Closing Date by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification, where the failure to be so qualified would have a material adverse effect upon Borrower's business or Properties;

                  (G) a closing certificate signed by the Chief Executive Officer and Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (H) the Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

                  (I) the Other Agreements duly executed and delivered by Borrower;

                  (J) fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form, issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the Mortgage, insuring the Mortgage to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Lender shall not have approved in writing and no survey exceptions;

                  (K) a survey with respect to each parcel of real Property comprising a part of the Collateral, which survey shall indicate the following:
(i) an accurate metes and bounds or lot, block and parcel description of such Property; (ii) the correct location of all building, structures and other improvements on such Property, including, without limitation, all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Property, and the location of any setback or other building lines affecting such Property; and (iv) a certification by a registered land surveyor, certifying to the accuracy and completeness of such survey and to such other matters relating to such real Property and survey as Lender shall require;

                  (L) the favorable, written opinion of Doerner, Stuart, Saunders, Daniel & Anderson, counsel to Borrower, regarding Borrower, the Loan Documents and the transactions contemplated by the Loan Documents and the favorable, written opinion of Bartier Perry & Purcell regarding Lowrance Australia, the Fixed and Floating Equitable Charge and the transactions contemplated by the Fixed and Floating Equitable Charge;

                  (M) written instructions from Borrower directing the application of proceeds of the initial Loan made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower reflecting that Borrower has Eligible Accounts and Eligible Inventory in amounts sufficient in value and amount to support Loans in the amount requested by Borrower on the date of such certificate;

                  (N) duly executed agreement establishing the Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts;

                  (O) a letter of instruction to Borrower's accountants authorizing them to communicate with Lender regarding Borrower;

                  (P) Phase I and Phase II environmental site assessment reports (collectively, "Environmental Reports"), upon which Lender is expressly entitled to rely, from one or more environmental consulting firms acceptable to Lender, stating such firm's or firms' (i) opinion as to Borrower's compliance with all Environmental Laws with respect to all of Borrower's Real Property, and
(ii) estimation of costs, if any, required to place Borrower in compliance with all Environmental Laws with respect to all of Borrowers' Real Property;

                  (Q) the Insurance Assignment, duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto; and

                  (R) such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters, including, without limitation, any items identified in the Closing Checklist delivered by Lender to Borrower immediately prior to the Closing Date.

         10.2 Other Conditions. The following conditions have been and shall continue to be satisfied:

                  (A)      no Default or Event of Default shall exist;

                  (B) each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

                  (C) since July 31, 1993, except for changes which are reflected on the July 31, 1993 financial statements prepared by management and submitted to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower on a consolidated basis, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower on a consolidated basis;

                  (D) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

                  (E) Borrower shall have paid all expenses of Lender pursuant to any invoices presented to Borrower related to the negotiation, preparation and execution of the Loan Documents, including attorneys' fees;

                  (F) all representations and warranties made by Borrowers to Lenders in the Loan Documents shall be true and correct;

                  (G) on the Closing Date, the Borrowing Base shall exceed the amount of Revolving Credit Loans requested by Borrower on the Closing Date by at least $2,000,000.00, and Borrower shall have provided Lender with a Borrowing Base Certificate to the foregoing effect;

                  (H) Borrowers shall have paid to Lender all fees required by Section 3 to be paid on the Closing Date;

                  (I) Lender shall have received favorable responses to its reference checks of Borrower;

                  (J) on the Closing Date, Lender's servicing requirements for the Loans shall have been approved by Lender's division credit officer; and

                  (K) on the Closing Date, all covenants in this Agreement shall have been approved by Lender's division credit officer.

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (A) Payment of Notes. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Note or the Revolving Credit Notes on the due date of such installment, and five days shall have elapsed after the giving of notice by Lender to Borrower of such failure.

                  (B) Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Note or the Revolving Credit Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), and five days shall have elapsed after the giving of notice by Lender to Borrower of such failure.

                  (C) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

                  (D) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4 3, 4.4, 4.5, 4.6, 5.4(B), 9.1(F), 9.2 or 9.3 of this Agreement, (ii) any covenant contained in Sections 5.2, 9.1(A), 9.1(J), 9.1(K), 9.1(O) or 9.1(P) of this Agreement and the breach of such covenant is not cured to Lender's satisfaction within five (5) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower; provided, however, that if Borrower shall default in the performance or observance of any of the foregoing covenants more than once during the term of this Agreement, then, in such event, the breach of any such covenant shall immediately constitute an Event of Default hereunder and no grace or cure period shall be applicable to such default, or (iii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this
Section 11.1) and the breach of such other covenant is not cured to Lender's satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower.

                  (E) Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace.

                  (F) Default Under Security Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

                  (G) Other Defaults. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any material Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

                  (H) Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

                  (I) Insolvency, etc. Lowrance shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian, controller, administrator or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 30 days), or Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                  (J) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis and any loss which could result from such cessation is not fully covered by business interruption insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing); or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is essential to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  (K) Change of Ownership. Darrell J. Lowrance, or his estate in the event of his death, shall cease to own and control, beneficially and of record, 33% of the issued and outstanding capital stock of Borrower or 20% of the issued and outstanding capital stock if Borrower shall conduct a public offering of its capital stock.

                  (L)      ERISA.

                           (i) Both (a) and (b) following shall occur: (a) any one of the following shall occur (w) proceedings have been instituted to terminate, or a notice of termination has been filed with respect to, any Pension Plan (other than a Multiemployer Plan) by any ERISA Affiliate, the PBGC or any representative of either, or any such Pension Plan shall be terminated under Section 4041 or Section 4042 of ERISA, (x) a Reportable Event has occurred with respect to any Pension Plan (other than a Multiemployer Plan) and continues for a period of 60 days, (y) a Prohibited Transaction has occurred, or (z) any other event or condition which constitutes grounds under
                  Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, a Pension Plan has occurred, and
                  (b) the sum of any liability to PBGC under Section 4062 of ERISA, plus the currently payable obligations of any ERISA Affiliate to fund liabilities under all Pension Plans (when aggregated with the liabilities related to the events described in (a) above), shall have a material adverse effect;

                           (ii) Any of (a), (b), or (c) following shall occur with respect to any Multiemployer Plan: (a) any ERISA Affiliate incurs a withdrawal liability under Section 4201 of ERISA, or (b) any Multiemployer Plan is "in reorganization" as that term is defined in Section 4241 of ERISA, or (c) any such Multiemployer

                  Plan is terminated under Section 4041A of ERISA; and the aggregate liability likely to be incurred by any ERISA Affiliate as a result of all or any of the events specified in clauses (a), (b) and (c) above occurring, when aggregated with any liabilities arising pursuant to any event described in the preceding paragraph (i), shall have a material adverse effect.

                           (iii) Borrower adopts or amends any Plan so as to create or result in a liability or funding obligation that has a material adverse effect, or when aggregated with all other liabilities described in this Section 11.1(L), has a material adverse effect.

                  (M) Litigation. Borrower or any Affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                  (N) Criminal Forfeiture. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower.

                  (O) Judgments. Any money judgment, writ of attachment or similar process in an amount in excess of $100,000 is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien.

         11.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.5 hereof, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lender (whether under this Agreement, or any of the other Loan Documents or otherwise) shall, at Lender's option (or, in the case of an Event of Default under Section 11.1(I), hereof, immediately upon the occurrence thereof), become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

         11.3 Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

                  (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

                  (B) The right to take immediate possession of the Collateral, and (i) to require each Domestic Borrower to assemble the Collateral, at each such Domestic Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of each Domestic Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of such Domestic Borrower, such Domestic Borrower agrees not to charge Lender for storage thereof).

                  (C) The right to sell or otherwise dispose of all or any Inventory or Equipment of any Domestic Borrower in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable. Each Domestic Borrower agrees that ten days written notice to such Domestic Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on the Domestic Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

                  (D) Lender is hereby granted a license or other right to use, without charge, each Domestic Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Domestic Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                  (E) The proceeds realized from the sale of any Collateral of any Domestic Borrower may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

                  (F) With respect to the face amount of all Letters of Credit issued by Lender or Bank, Lender may, at its option, require Borrower to deposit with Lender funds equal to such face amount, and if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not such advance would cause the outstanding balance of Revolving Credit Loans to exceed the Borrowing Base). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on future drawings against such Letters of Credit. At such time as all Letters of Credit issued by Lender or Bank have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

         11.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 12. MISCELLANEOUS

         12.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

                  (A) At such time or times upon or after the occurrence of an Event of Default as Lender or said agent may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

                  (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral;
(iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

         12.2 Indemnity. Borrower hereby indemnifies, holds harmless, and shall defend Lender and its directors, officers, agents, counsel and employees ("Indemnified Persons") from and against any and all losses, liabilities, damages, costs, expenses, suits, actions and proceedings ("Losses") ever suffered or incurred by any Indemnified Person arising out of or relating to this Agreement or any other transaction contemplated hereby (collectively, "Indemnity Matters"), but not including any Losses caused by the gross negligence or willful misconduct of any Indemnified Person, and Borrower shall reimburse the Lender and each other Indemnified Person for any expenses (including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom, including any such costs of responding to discovery requests or subpoenas, regardless of whether Lender or such other Indemnified Person is a party thereto). Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender or any other Indemnified Person by any Person under any Environmental Laws or similar laws, by reason of Borrower's or any other Person's (other than any Indemnified Person) failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Each Indemnified Person may select its own counsel with respect to any Losses, in addition to any Borrower's counsel, and shall be indemnified therefor hereunder. Borrower shall have the right to contest any Indemnity Matter and to employ counsel acceptable to Lender to conduct any such contest (at Borrower's sole expense), but only if and for so long as (i) no Event of Default has occurred and is continuing hereunder, (ii) such Indemnity Matters are, in Lender's good faith credit judgment, being actively and diligently contested in good faith and by appropriate proceedings, and (iii) such contest does not involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of any Lien, other than a Permitted Lien, on any part of the Collateral or subject any person claiming indemnity to criminal liability. If Borrower elects to engage its own counsel to contest any Indemnity Matter, Lender shall have the right to participate in the defense of any such Indemnity Matter and shall retain the right to settle any such matter on terms and conditions satisfactory to Lender. All such settlements shall be paid by and remain the sole responsibility of Borrower. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         12.3 Modification of Agreement. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender.

         12.4 Reimbursement of Expenses. Without limiting Borrower's obligations for payment of reasonable expenses as provided elsewhere in this Agreement or in any other Loan Document, if, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender incurs any out-of-pocket expenses (including, without limitation, the fees and expenses of Lender's attorneys if Lender retains legal counsel) in connection with: (A) the negotiation and preparation of the Loan Documents, any amendment or modification of any Loan Documents; or (B) the administration of the Loan Documents and the transactions contemplated thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any Loan Documents, Lender's and Borrower's relationship, or Borrower's affairs; (D) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to

Lender by virtue of any Loan Documents, including, without limitation, the Account Debtors; (E) the exercise or enforcement of any rights, remedies or privileges of Lender under the Loan Documents or applicable law; (F) the analysis of information received in connection with any Loan Documents; (G) the audit of any Collateral or Borrower's books and records; (H) the granting of any consents or waivers requested in connection with the Loan Documents; (I) the collection of any Obligations; or (J) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, all expenses, costs, charges and other fees incurred by Lender or its attorneys or relating to any of the events or actions described in this Section 12.4 shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral; provided, however, that if during any fiscal year of Borrower no Default has occurred which remains uncured for a period of thirty (30) days or more, Borrower shall not be required to pay any expenses incurred by Lender in connection with any audit described in clause (G) of this Section 12.4 that exceed $15,000 during such fiscal year. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs; appraisal costs; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; attorney and paralegal fees, costs and expenses; long distance telephone charges; air express charges; telegram and facsimile charges; wire transfer fees; secretarial overtime charges; and expenses for travel, lodging and food. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

         12.5 Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

         12.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.7 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender; provided, however, that Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by Borrower in violation of this Section 12.7 shall be void, without Lender's prior written consent. Borrower hereby consents to Lender's sale, assignment, transfer or of the disposition, at any time or times hereafter, of 100% of Lender's interest in this Agreement, the other Loan Documents, and the Obligations, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of any such sale or assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment.

         12.8 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.5, of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.10 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail return receipt requested, by personal delivery against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the U. S. mail postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows:

                  (A) If to Lender:    Barclays Business Credit, Inc.
                                       2711 North Haskell Avenue Suite 2100
                                       Dallas, Texas 75204
                                       Attn: Loan Administration Manager

                  with a copy to:      Hughes & Luce, L.L.P.
                                       1717 Main Street, Suite 2800
                                       Dallas, Texas 75201
                                       Attn: Larry A. Makel, Esq.

                  (B) If to Borrower:  Lowrance Electronics, Inc.
                                       12000 East Skelly Drive

                                    Tulsa, Oklahoma 74128
                                    Attn: Mark C. Wilmoth

                  with a copy to:   Doerner, Stuart, Saunders, Daniel & Anderson
                                    320 South Boston, Suite 500
                                    Tulsa, Oklahoma 74103
                                    Attention: Robert F. Biolchini, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to Sections 2.3 or 3.3 shall not be effective until received by Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

         12.11 Lender's Consent. Whenever Borrower requests in writing Lender's consent or waiver for any action, inaction, condition, or event under this Agreement, any of the Other Agreements or any of the Security Documents, Lender shall give, withhold or condition its consent or waiver in writing (i) solely on the basis of its reasonable credit judgment exercised in good faith and (ii) in an expeditious manner, but in no event later than ten days from such request.

         12.12 Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

         12.13 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         12.14 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         12.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

         12.16 No Fiduciary Relationship or Joint Venture. No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lender and Borrower or to create any partnership or joint venture between Lender and Borrower.

         12.17 Publicity. Borrower hereby consents to the issuance of or dissemination by Lender to the public of information describing the credit accommodations entered into pursuant to this Agreement including, without limitation, the names and addresses of Borrower, a general description of Borrower's business and the use of Borrower's name and logo in connection therewith.

         12.18 Destruction of Borrower's Documents. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) month after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return; provided, however, that in no event shall Lender be liable to Borrower for any failure to retain Borrower's records for any period of time or to return such records to Borrower.

         12.19 Nonapplicability of Article 5069-15.01 et seq. Borrower and Lender hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

         12.20 No Preservation or Marshaling. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

         12.21 Security Interest in Australian Property. Notwithstanding any other provision of this Agreement, nothing contained herein shall create a security interest in, or constitute an assignment of, any Property of Lowrance Australia which is located in the Country of Australia.

         12.22 Obligations Under Deed of Covenant to Pay. Notwithstanding any other provision of this Agreement, the obligations of the Domestic Borrowers arising under the Deed of Covenant to Pay shall not constitute Obligations that are secured by the Collateral.

         12.23 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT LENDER'S OPTION, THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING

OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORM OR JURISDICTION.

         12.24 WAIVERS BY BORROWER. BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (B) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (D) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED THE FOREGOING RIGHTS AND/OR MATTERS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER HEREBY AGREES THAT IT SHALL HAVE NO RIGHT TO REQUIRE LENDER TO TERMINATE LENDER'S SECURITY INTEREST IN THE COLLATERAL OR IN ANY OF THE PROPERTY OF BORROWER UNTIL THE OCCURRENCE OF EACH OF THE FOLLOWING (A) PAYMENT IN FULL OF THE OBLIGATIONS; (B) TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS; AND (C) EXECUTION BY

BORROWER AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS, AND BORROWER HEREBY WAIVES ANY RIGHT TO REQUIRE A TERMINATION OF LENDER'S SECURITY INTEREST PRIOR TO THE OCCURRENCE OF EACH OF THE ABOVE-DESCRIBED EVENTS.

         12.25 DTPA WAIVER. BORROWER HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE
ANN. SECTION 17.01 ET SEQ. (VERNON SUPP. 1987)), OTHER THAN SECTION 17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (A) HAS ASSETS OF $5,000,000 OR MORE, (B) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (C) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (D) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         12.26 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning hereof.

                                        "BORROWER"

                                        LOWRANCE ELECTRONICS, INC.,

                                        By: /s/ Darrell J. Lowrance
                                            ------------------------------------
                                            Darrell J. Lowrance, President

                                        LEI EXTRAS, INC.

                                        By: /s/ Steven L. Schneider
                                            ------------------------------------
                                            Steven L. Schneider, President

                                   LOWRANCE CONTRACTS, INC.

                                   By: /s/ Terry R. Nimmo
                                       ------------------------------------
                                       Terry R. Nimmo, Vice President

                                   The Common Seal of LOWRANCE AUSTRALIA
                                   PTY LIMITED was affixed in accordance
                                   with its Articles of Association in the
                                   presence of:

                                   By: /s/ Darrell J. Lowrance
                                       ------------------------------------
                                       Darrell J. Lowrance, Director

                                   By: /s/ Steven L. Schneider
                                       ------------------------------------
                                       Steven L. Schneider, Director

                                   "LENDER"

                                   BARCLAYS BUSINESS CREDIT, INC.

                                   By: /s/ Raymond C. Gore
                                       -----------------------------------
                                       Raymond C. Gore, Regional Vice President